EXHIBIT (9)(D)

                             NORWEST ADVANTAGE FUNDS
                            ADMINISTRATION AGREEMENT

                                 August 1, 1997


         AGREEMENT made this 1st day of August, 1997, between Norwest Advantage Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Administrative Services, LLC ("FAS"), a limited liability corporation organized under the laws of State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and may issue its shares of beneficial interest, no par value, in separate series and classes; and

         WHEREAS, the Fund has entered into a Management Agreement with Forum Financial Services, Inc. (the "Manager"), pursuant to which Manager provides certain management services for the Trust; and

         WHEREAS, the Trust desires that FAS perform administrative services for each of the series of the Trust as listed in Appendix A hereto (each a "Fund" and collectively the "Funds") other than any administrative services performed by the Manager incidental to the aforesaid Management Agreement, and FAS is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and FAS agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in the Trust's Trust Instrument, By-Laws and registration statement filed with the Securities and Exchange Commission (the "SEC") under the Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in a prospectus ("Prospectus") or statement of additional information ("SAI") relating to a Fund contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust has delivered copies of the documents listed in this Section to FAS and will from time to time furnish FAS with any amendments thereof.


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         SECTION 2.  APPOINTMENT

         The Trust hereby employs FAS, subject to the direction and control of the Board and the Manager, to provide certain administrative services necessary for the Trust's operations with respect to each Fund except those that are the responsibility of the Manager, Norwest Bank Minnesota, N.A. ("Norwest"), each Fund's investment adviser, or any other investment adviser or investment subadviser to a Fund (each an "Adviser"), or Norwest in its capacity as administrator pursuant to an investment administration or similar agreement.

         SECTION 3.  ADMINISTRATIVE DUTIES

         (a)      On behalf of the Trust and with respect to each Fund, FAS will

         (i) at the Trust's expense, provide the Trust with, or arrange for the provision of, the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this
         Section 3(a) as are necessary to provide effective operation of the Trust;

         (ii) assist in the preparation and the printing and the periodic updating of the Trust's registration statement, Prospectuses and SAIs, the Trust's tax returns, and reports to its shareholders, the SEC and state and other securities administrators;

         (iii) assist in the preparation of proxy and information statements and any other communications to shareholders;

         (iv) assist the Advisers in  monitoring  Fund  holdings for  compliance
         with  Prospectus  and  SAI  investment   restrictions   and  assist  in
         preparation of periodic compliance reports;

         (v) with the cooperation of the Trust's counsel, Advisers, the officers of the Trust and other relevant parties, be responsible for preparation and dissemination of materials for meetings of the Board;

         (vi) be responsible for preparing, filing and maintaining the Trust's governing documents, including the Trust Instrument, Bylaws and minutes of meetings of Trustees, Board committees and shareholders;

         (vii) be responsible for maintaining the Trust's existence and good standing under state law;

         (viii) monitor sales of shares and ensure that such shares are properly and duly registered with the SEC and applicable state and other securities commissions;

         (ix) be responsible for the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes; and


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         (x) be responsible for the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders.

         (b) FAS shall provide such other services and assistance relating to the affairs of the Trust as the Trust, the Manager or the Adviser may, from time to time, reasonably request.

         (c) FAS shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the Act and Rule 31a-1 under the Act. The books and records pertaining to the Trust which are in possession of FAS shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during FAS's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by FAS to the Trust or the Trust's authorized representatives.

         SECTION 4.  STANDARD OF CARE

         The Trust shall expect of FAS, and FAS will give the Trust the benefit of, FAS's best judgment and efforts in rendering these services to the Trust, and the Trust agrees as an inducement to FAS's undertaking these services that FAS shall not be liable under this Agreement for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, FAS against any liability to the Trust or to its security holders to which FAS would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of FAS's duties under this Agreement, or by reason of FAS's reckless disregard of its obligations and duties under this Agreement.

         SECTION 5.  COMPENSATION; EXPENSES

         (a) In consideration of the administrative services performed by FAS as described herein, the Trust will pay FAS, with respect to each class of Shares of each Fund a fee at the annual rate as listed in Appendix A hereto plus such additional payments as contemplated hereby. FAS's fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under the Agreement during the prior calendar month. In addition, in the event that any of the legal services identified in Appendix B hereto are provided to the Trust by personnel of the legal department of FAS, they will be provided at no additional charge to the Trust except those matters designated as Special Legal Services, as to which FAS may charge, and the Trust shall pay an additional amount as reimbursement of the cost of FAS providing such services. Reimbursement shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Nothing in this Agreement shall require FAS to



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provide any of the services listed in Appendix B hereto, as such services may be performed by an outside vendor if appropriate in the judgment of Forum.

         (b) Notwithstanding that other persons may, in investment advisory agreements or otherwise, agree to assume certain expenses of the Trust or of any Fund or class of Shares thereof, the Trust shall be responsible and hereby assumes the obligation for payment of all the Trust's expenses, including (i) payment of the fee payable to FAS under this Section 5 hereof, the fee payable to the Manager pursuant to the Management Agreement, and the fee payable to the Advisers of each Fund pursuant to any investment advisory or similar agreement between the Adviser and the Trust; (ii) interest charges, taxes, brokerage fees and commissions; (iii) insurance and fidelity bond premiums; (iv) fees, interest charges and expenses of the Trust's manager, custodian, transfer agent, dividend disbursing agent and fund accountant and providers of pricing, credit analysis and dividend services; (v) telecommunications expenses; (vi) auditing, legal and compliance expenses; (vii) costs of forming the Trust and maintaining its existence; (viii) costs of preparing and printing the Trust's Prospectuses, SAIs, subscription application forms and stockholder reports and their delivery to existing and prospective stockholders; (ix) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of the Trust's shares; (x) costs of reproduction, stationery and supplies; (xi) compensation of the Trust's trustees, officers and employees and costs of other personnel performing services for the Trust, whether or not any such persons are affiliated persons of FAS or any Adviser of the Trust; (xii) costs of Board, Board committee, shareholder and other corporate meetings; (xiii) SEC registration fees and related expenses; (xiv) state and other jurisdiction securities laws registration fees and related expenses, including costs of personnel to perform such securities registration; and (xv) all costs borne by the Trust pursuant to any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Act, shareholder service or similar plan.

         SECTION 6.  EFFECTIVENESS, DURATION; TERMINATION AND
                           ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund on the date hereof or, with respect to additional series of the Trust to which this agreement shall apply by amendment of Appendix A, upon the date of such amendment. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund for a period of one year from its effectiveness and shall continue in effect for successive one year periods; provided, however, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this agreement is not approved as to a Fund, FAS may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.


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

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to FAS or (ii) by FAS on 60 days' written notice to the Trust.

         (d) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either FAS or the Trust except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 7.  ACTIVITIES OF FAS

         (a) Except to the extent necessary to perform FAS's obligations under this Agreement, nothing herein shall be deemed to limit or restrict FAS's right, or the right of any of FAS's officers, directors or employees who also may be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) FAS may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliates of FAS, who agree to comply with the terms of this Agreement. FAS may pay those persons for their services, but no such payment will increase FAS's compensation from the Trust.

         (c) Without limiting the generality of the Sections 7(a) and (b), the Trust acknowledges that certain legal services may be rendered to it by lawyers who are employed by FAS or its affiliates and who render services to FAS and its affiliates. A lawyer who renders such services to the Trust, and any lawyer who supervises such lawyer, although employed generally by FAS or its affiliates, will have a direct professional attorney/client relationship with the Trust. Those services for which such a direct relationship will exist are listed in Appendix B hereto. Each of FAS and the Trust hereby consents to the simultaneous representation by such lawyers of both FAS and the Trust, and waives any general conflict of interest existing in such simultaneous representation. Furthermore, the Trust agrees that, in the event such lawyer ceases to represent the Trust, whether at the request of the Trust or otherwise, the lawyer may continue thereafter to represent FAS, and the Trust expressly consents to such continued representation.

         SECTION 8.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and FAS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which FAS's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.


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         SECTION 9.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (d) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

         (f)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," and "assignment" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        NORWEST ADVANTAGE FUNDS


                                        --------------------------
                                        Donald H. Burkhardt
                                          Trustee


                                        FORUM ADMINISTRATIVE SERVICES, LLC


                                        ------------------------
                                        John Y. Keffer
                                          President




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                             NORWEST ADVANTAGE FUNDS
                            ADMINISTRATION AGREEMENT

                                 October 1, 1997
                                   APPENDIX A

                                                                          Fee as a % of
                                                                    the Annual Average Daily
Funds of the Trust                                            Net Assets of each Class of the Fund
------------------                                            ------------------------------------

Cash Investment Fund                                                         0.025%
U.S. Government Fund                                                          0.05%
Treasury Fund                                                                 0.05%
Municipal Money Market Fund, Institutional Shares                             0.05%
Municipal Money Market Fund, Investor Shares                                  0.10%
Ready Cash Investment Fund                                                   0.075%
Intermediate Government Income Fund                                           0.05%
Diversified Bond Fund                                                        0.025%
Stable Income Fund                                                           0.025%
Income Fund                                                                   0.05%
Total Return Bond Fund                                                       0.025%
Limited Term Tax-Free Fund                                                    0.05%
Limited Term Government Income Fund                                           0.05%
Tax-Free Income Fund                                                          0.05%
Colorado Tax-Free Fund                                                        0.05%
Minnesota Intermediate Tax-Free Fund                                          0.05%
Minnesota Tax-Free Fund                                                       0.05%
Strategic Income Fund                                                        0.025%
Moderate Balanced Fund                                                       0.025%
Growth Balanced Fund                                                         0.025%
Aggressive Balanced-Equity Fund                                              0.025%
Income Equity Fund                                                           0.025%
Index Fund                                                                   0.025%
ValuGrowth Stock Fund                                                         0.05%
Diversified Equity Fund                                                      0.025%
Growth Equity Fund                                                           0.025%
Large Company Growth Fund                                                    0.025%
Diversified Small Cap Fund                                                   0.025%
Small Company Growth Fund                                                    0.025%
Small Company Stock Fund                                                     0.025%
Small Cap Opportunities Fund                                                 0.025%
Contrarian Stock Fund                                                         0.05%
International Fund                                                            0.05%
Performa Strategic Value Bond Fund                                           0.025%
Performa Disciplined Growth Fund                                             0.025%
Performa Small Cap Value Fund                                                0.025%
Performa Global Growth Fund                                                  0.025%
Norwest WealthBuilder II Growth Portfolio                                     0.05%
Norwest WealthBuilder II Growth and Income Portfolio                          0.05%
Norwest WealthBuilder II Growth Balanced Portfolio                            0.05%



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                             NORWEST ADVANTAGE FUNDS
                            ADMINISTRATION AGREEMENT

                                   APPENDIX C
                                 LEGAL SERVICES


1. Advise the Trust on compliance with applicable U.S. laws and regulations with respect to matters that are WITHIN the ordinary course of the Trust's business.

2. Advise the Trust on compliance with applicable U.S. laws and regulations with respect to matters that are OUTSIDE the ordinary course of the Trust's business(*).

3.   Liaison with the SEC.

4.   Draft correspondences to SEC and respond to SEC comments.

5.   Liaison with the Trust's outside counsel.

6.   Provide attorney letters to the Trust's auditors.

7.   Assist Trust outside counsel in the preparation of exemptive  applications,
     no-action  letters,   prospectuses,   registration   statements  and  proxy
     statements and related material.

8. Prepare exemptive applications, no-action letters, prospectuses, registration statements and proxy statements and related material, and draft correspondences to SEC and respond to SEC comments with respect thereto(*).

9.   Prepare prospectus supplements.

10.  Review and authorize Section 24 filings.

11.  Prepare  and/or review  agendas and minutes for and respond to inquiries at
     board  and  shareholder   meetings  regarding   applicable  U.S.  laws  and
     regulations.

12.  Prepare and/or review agreements between the Trust and any third parties.

Note:  Items designated with an (*) are Special Legal Services.


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